Exhibit 10.5(d)

THIRD AMENDMENT TO THE MANAGEMENT AGREEMENT

This THIRD AMENDMENT dated as of the 27th day of May, 2014 to the MANAGEMENT AGREEMENT made as of the 1st day of April, 1997, (the “Management Agreement”) and as amended on March 1, 1999, and April 1, 2001, among CERES MANAGED FUTURES LLC (formerly SMITH BARNEY FUTURES MANAGEMENT LLC), a Delaware limited liability company (“CMF”), POTOMAC FUTURES FUND L.P. (formerly SMITH BARNEY POTOMAC FUTURES FUND L.P.), a New York limited partnership (the “Partnership”) and CAMPBELL & COMPANY, INC., a Maryland corporation (the “Advisor,” and together with CMF and the Partnership, the “Parties”). Capitalized terms not defined herein have the meaning ascribed to such terms in the Management Agreement.

W I T N E S S E T H:

WHEREAS, the Partnership currently pays the Advisor a monthly fee for professional management services equal to 2.0% per year of the month-end Net Assets of the Partnership allocated to the Advisor; and

WHEREAS, effective as of June 1, 2014, the Parties wish to decrease the professional management services fee to 1.50% per year of the month-end Net Assets of the Partnership allocated to the Advisor; and

WHEREAS, the Parties wish to amend the Management Agreement to reflect this change.

NOW, therefore, the Parties agree as follows:

1. The text of Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/12 of 1.50% (1.50% per year) of the month-end Net Assets of the Partnership allocated to the Advisor.”

2. The foregoing amendment shall take effect as of the 1st day of June, 2014.

3. In all other respects the Management Agreement remains unchanged and of full force and effect.

4. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

5. This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Third Amendment to the Management Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By:	/s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

POTOMAC FUTURES FUND L.P.

By:	Ceres Managed Futures LLC
(General Partner)

By:	/s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

CAMPBELL & COMPANY, INC.

By:	/s/ Thomas P. Lloyd
Name:	Thomas P. Lloyd
Title:	General Counsel

By:	/s/ Gregory T. Donovan
Name:	Gregory T. Donovan
Title:	Chief Financial Officer